Exhibit 10.37(a)
Execution Version
LEASE AGREEMENT
1.	Summary of Terms.
     1.1 Date: This Indenture of Lease is dated as of October 31, 1997.
     1.2 Parties and Notice Addresses:

Landlord:	Sycal Properties, Inc.
Attn.: Alan Steuer
150 Pelican Way
San Rafael, CA

Tenant:	Century Theatres, Inc.
Attn.: Andrew McCullough
150 Pelican Way
San Rafael, CA
     1.3 Premises: (Section 2.1)
     The first floor comprising 18,641 square feet of the office building situated at 150 Pelican Way, San Rafael, California
     1.4 Commencement Date: February 1, 1998 (Section 3.1) Expiration Date: September 30, 2008
     1.5 Term: 10 Years & 8 Months.
     1.6 Minimum Monthly Rent: Exhibit A Attached
     1.7 Use: Office. (Section 4.1)
2.	Description of Premises.
     2.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 18,641 square feet of office space described in Section 1.3 hereof ( the “Premises”), together with the right to use the Common Areas serving the real Property. The Premises are located on that certain real property situated at 150 Pelican Way, San Rafael, California. Landlord warrants and represents that it owns the real property in fee simple and is authorized to execute, deliver and perform under this Lease.

1

     2.2 Acceptance by Tenant. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the Building, Common Areas or the Premises except as herein expressly set forth. Tenant shall examine the Premises before taking possession and the taking possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then “as is” condition. Landlord shall have no responsibility, liability, duty to indemnify, defend or hold Tenant harmless from any damages, losses, claims, liabilities, awards or actions related, directly or indirectly to the condition of the Premises and Exterior Areas.
     2.3 Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease shall have quiet and peaceful possession of the Premises and all appurtenances thereto for the Term of this Lease, subject to the provisions of this Lease.
3.	Term.
     3.1 Commencement. The term of this Lease shall commence on the date specified in Section 1.4 (the “Commencement Date”) , and shall be for the term specified in Section 1.5 hereof. The term shall expire on the Expiration Date specified in Section 1.4 unless sooner terminated in accordance with the provisions of the Lease.
4.	Use.
     4.1 Permitted Uses. The Premises may be used and occupied for the purpose specified in Section 1.7 hereof, and for no other purpose.
     4.2 Compliance with Laws. Tenant shall not use the Premises, or permit the use of the Premises, in any manner which constitutes a violation of any laws, regulations, ordinances, statutes or rules governing the Premises, or which constitutes a nuisance or waste or which would increase Landlord’s insurance or liability.
5.	Rent:
     5.1 Minimum Monthly Rent. Tenant shall pay to Landlord at such place as Landlord has designated herein to receive notice, or at such other place as Landlord may otherwise designate, as minimum monthly rent for the Premises, the amount specified in Section 1.7 (Exhibit A) hereof (the “Minimum Monthly Rent”). All such payments of Minimum Monthly Rent shall be in lawful money of the United States, payable in advance on the first day of each month during the Term of this Lease commencing on the Commencement Date without demand, offset, reduction or counterclaim.
6.	Taxes.

     6.1 Landlord shall pay all Real Property Taxes. Tenant shall pay all personal property tax.
7.	Insurance and Liability:
     7.1 Landlord’s Insurance. During the term of this lease, Landlord shall maintain and keep in force insurance covering the following risks.
     (a) All Risk property insurance, not to include Earthquake and Flood Coverage, to protect Landlord and Tenant covering the Building and Improvements. Coverage should provide for Full Replacement Cost.
     Landlord shall obtain from its insurance company if available, a waiver of all rights of subrogation which the insurance company may have against Tenant and its authorized representatives in connection with any damages covered by Landlord’s policy, and Landlord releases Tenant from any claims for damage to person or property caused by or resulting from insured risk under Landlord’s insurance policy.
     7.2 Tenant’s Insurance. During the term of this lease, Tenant shall maintain and keep in force insurance covering the following risks with a carrier that has a “Best” rating of A- or better.
     (a) All Risk property insurance covering Tenant’s Personal Property, Equipment and Furnishings. Coverage should provide for Full Replacement Cost.
     (b) Commercial General Liability insurance with customary broad form coverage and exclusions approved by Landlord to protect Landlord and Tenant against liability for bodily injury, personal injury, property damage or death arising out of or in connection with the use of the property. The limits of liability for such insurance shall not be less than $1,000,000 per occurrence.
     (c) Workers Compensation in accordance with statutory limits and as required by law.
     (d) Tenant agrees to furnish Landlord certificates and copies of its policies from its insurance carriers certifying that the above specified insurance has been fully paid for and is in full force and effect. The amount of such insurance shall not limit the liability of Tenant to Landlord under paragraph 7 hereof. All policies and certificates will show Landlord as an additional insured and shall specifically provide that the Landlord’s coverage as an additional insured is primary insurance and not excess over or contributing with any other valid, existing and applicable insurance in force or on behalf of Landlord and shall contain a waiver of subrogation against Landlord. All policies shall contain a provision that such policies will not be canceled or coverage reduced without at least thirty (30) days prior written notice to Landlord. Tenant shall obtain from its insurance company, a waiver of all rights of subrogation which the insurance company may have against Landlord and its authorized representatives in connection with any damages covered by Tenant’s policy, and Tenant releases Landlord from any claims for damage to person or property caused by or resulting from insured risk under Tenant’s insurance policy.
     7.3 Release; Waiver of Subrogation. Each of the parties hereto hereby releases the other, to the extent of the releasing party’s insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available.
8.	Common Areas.
     8.1 Definition. As used in this Lease, the term “Common Areas” shall mean all exterior areas included in the Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement for Bayview Business Park dated July 27, 1989 as amended October 11, 1989 and August 31, 1992, (“REA”)
     8.2 Maintenance. Landlord shall be responsible for the maintenance of the Common Area in accordance with the REA.
9.	Repairs And Maintenance; Entry by Landlord.
     9.1 Tenant’s Obligations. Except for Landlord’s obligations set forth in this Lease, and subject to the provisions of this Lease relating to damage and destruction, condemnation, and surrender of the Premises, Tenant accepts the Premises in its “AS-IS” condition as of the execution of this Lease. Tenant shall keep in good order and condition the interior of the Premises including but not limited to all fixtures, interior walls, floors, ceilings, windows, doors, entrances, plate glass, electrical system, equipment, lighting fixtures and any automatic fire extinguisher equipment in the Premises. All repairs made by Tenant shall be done in a good and workmanlike manner.

     9.2 Landlord’s Obligations. Subject to the provisions of this Lease relating to damage and destruction and condemnation, Landlord at Landlord’s expense (unless the need for such repair was caused by Tenant’s negligence or intentional acts or omissions), shall keep the following in good order, condition and repair: the foundations, exterior walls, structural portions and exterior roof of the Premises, HVAC System, replacement if required of electric service, underground lines, sewer and plumbing as well as provide janitorial service for the Premises.
     9.3 Entry by Landlord. Landlord and Landlord’s agents may enter the Premises at all reasonable times after reasonable advance notice (except in an emergency) for any purpose related to this lease, including without limitation, of making repairs required of Landlord hereunder, and, during the last (180) days prior to the expiration of this Lease, as the same may be extended, for the purpose of placing upon the Premises any usual or ordinary “to let” or “to lease” signs.
     If Tenant fails to perform any obligation with respect to the Premises or the Property as set forth in this Lease and such failure continues for more than thirty (30) days after written notice from Landlord of the need for such repair, Landlord, without waiving or releasing Tenant from any liability or obligation, may, but shall not be obligated to, perform any such obligation, and all sums actually paid or incurred by Landlord in performing such obligation, shall be treated as rent and paid by Tenant to Landlord within fifteen (15) days after written demand, accompanied by supporting invoices. If such sums are not paid within the time period set forth above, interest shall accrue at the rate of 10% per annum until paid.
10. Utilities. Landlord shall pay for water service, gas, electricity, heat, sewer service, power and refuse disposal. Tenant shall pay all telephone and other communication services.
11.	Alterations and Additions.
     11.1 Alterations. Tenant shall not make any alterations, improvements, or additions to the Premises or Property without Landlord’s prior written consent. Upon Tenant’s request to make any such alteration, improvement or addition, Landlord shall advise Tenant in writing whether the same shall be required to be removed upon expiration or earlier termination of this Lease. Any alterations, improvements or additions shall be made in a good and workmanlike manner. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or earlier termination of this Lease. Upon expiration or earlier termination of this Lease all such alterations and additions excluding Tenant’s trade fixtures shall remain on the Premises and become the property of Landlord without payment therefor by Landlord or at Landlord’s option be removed from the Premises by Tenant at Tenant’s sole cost.

     l1.2 Mechanics’ Liens. Tenant shall give Landlord at least ten (10) days prior written notice of commencement of work in the Premises so that Landlord may post notices of nonresponsibility in or upon the Premises as provided by law. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property.
     11.3 Signs. Tenant shall not place any signs on the leased Premises.
     11.4 Hazardous Materials. Landlord shall indemnify, defend and hold harmless Tenant from all liability and expenses resulting from the presence, removal, or remediation of any hazardous materials, in on, under or about the Premises and not caused by Tenant. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of, on, in, under or about the Leased Premises including the Land and Common Areas excluding nominal amounts of ordinary office and household cleaners, solvents, lubricants and other supplies so long as used, stored and disposed of in compliance with law.
12.	Damage by Fire or Other Casualty.
     12.1 Landlord’s Duty to Restore. If the Premises are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Leased Premises unless the Lease is terminated by Landlord pursuant to Paragraph 12.2 or by Tenant pursuant to paragraph 12.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to paragraph 7.1 shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises were immediately prior to such damage.
     12.2 Landlord’s Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within sixty (60) days after the date of such damage:
     A. The Premises is damaged by any peril either (i) covered by the type of insurance Landlord is required to carry pursuant to paragraph 7.1 or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore the Premises equals or exceeds fifty percent (50%) of the then replacement value excluding foundations thereof;
     B. The Premises is damaged by any peril both (i) not covered by the type of insurance Landlord is required to carry pursuant to paragraph 7.1 and (ii) not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore the Premises equals or exceeds ten percent (10%) of the then replacement value excluding foundations thereof plus any sums which Tenant may, in its sole discretion, elect to contribute to the costs of repair.
     C. The Leased Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the Leased Premises cannot be substantially restored within sixty (60) days after all necessary governmental approvals for such construction have been obtained.
     D. The Premises is damaged by any peril and, because of the Laws then in force, (i) may not be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) may not be used for the same use being made thereof before such damage whether or not restored as required by this Article.
     12.3 Tenant’s Right to Terminate: If the Leased Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to paragraph 12.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
     A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within two hundred seventy (270) days after the date of such damage; or
     B. The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term and in the reasonable opinion of Landlord’s architect or construction consultant the restoration of the Premised cannot be substantially completed within sixty (60) days after the date of such damage.
     12.4 Abatement of Rent. In the event of damage to the Premises the Minimum Monthly Rent and any Additional Rent shall be temporarily abated during the period from the date of damage to the date of termination (if this Lease is terminated as a result of such damage) or to the date on which the restoration is substantially completed (if this Lease is not so terminated) in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage and restoration. There will be no Abatement of Rent in the event of damage attributable to Tenant’s negligence or willful acts. Tenant shall not be entitled to any gross compensation or damages from Landlord for loss of Tenant’s property or any inconvenience or annoyance caused by such restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.
13.	Condemnation.
     13.1 Partial or Total Taking. If all of the Premises or real property or Common Area are taken by a condemnation or sold under the threat of condemnation, then this Lease shall terminate on the date the condemning authority takes title or possession, whichever first occurs. If more than twenty percent (20%) of the Premises or real property is taken by a condemnation or sold under the threat of condemnation, then either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If there is a condemnation and this Lease has not been terminated pursuant to this Section 13.1, then on the date upon which the condemnor takes possession, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation, except that Minimum Monthly Rent and any additional rent and other charges payable by Tenant to Landlord under this Lease shall be reduced in proportion to the square footage of floor area, if any, of the Premises or property taken by such condemnation. Landlord shall repair damage to the Premises and Property caused by the condemnation (except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority).
     13.2 Condemnation Award. Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease and Alternations which are the property of Landlord. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically for its relocation expenses, the taking of personal property and trade fixtures belonging to Tenant, or the interruption of or damage to Tenant’s business if such award is made separately to Tenant and not as part of the damages recoverable by Landlord. Tenant shall not have the right to make a claim for any other award including the bonus value of the lease.
14. Assignment And Subletting.
     14.1 Consent Requirements. Subject to Section 14.2 below, Tenant shall not transfer this Lease, voluntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord and Tenant acknowledge and agree that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment of this Lease or subletting of the Premises after consideration of reputation and/or if Landlord reasonably determines that the financial strength of the proposed assignee or subtenant are not equivalent or greater than the financial strength of Tenant as of the date of this Lease. In addition if the rent to be paid by the proposed assignee or subtenant is greater than the rent being paid by Tenant, Landlord shall receive 100% of said increased rent. Any transfer without Landlord’s consent (if required as provided herein) shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under Section 17 hereof.
     14.2 Assignment/Sublet to Affiliate. Tenant may assign this Lease or sublet the Premises, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, Tenant’s Affiliate shall assume in writing Tenant’s obligations under this Lease.
     14.3 No Release of Tenant. Notwithstanding the above, no assignment of this Lease, sublease of the Premises or Landlord’s consent to the same shall relieve Tenant of its obligation to pay Minimum Monthly Rent and additional rent or other charges payable by Tenant to Landlord under this Lease, and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer.
15. Subordination and Non-Disturbance; Transfer of Property.
     15.1 Subordination and Non-Disturbance. This Lease, at the option of any mortgagee of the Property, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Property and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the above, such subordination shall not affect Tenant’s right to quiet possession of the Premises so long as Tenant is not in default and so long as Tenant shall pay Minimum Monthly Rent and any additional rent and all other charges payable by Tenant to Landlord under this Lease and shall otherwise observe and perform all the provisions of this Lease. Tenant agrees to execute any documents reasonably and customarily required to effectuate such subordination. Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure, provided that Tenant receives a customary non-disturbance agreement executed and acknowledged by such purchaser, grantee or transferee.
     15.2 Transfer of Property. If, during the Term of this Lease, Landlord shall sell its interest in the Premises, then, provided that Landlord’s transferee enters into a written agreement by which it assumes and agrees to perform all of Landlord’s future obligations hereunder in favor of Tenant, from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease. Landlord may transfer and/or deliver the Security Deposit, if any, to the purchaser of the reversion, if the reversion is sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.
16. Surrender and Holdover.
     16.1 Surrender. Subject to the terms of Sections 12 and 13 hereof, at the expiration or earlier termination of the Term hereof, Tenant shall yield up the Premises, clean and neat, and in substantially the same condition, order and repair in which they are required to be kept throughout the Term hereof, ordinary wear and tear excepted.
     16.2 Holding Over. If Tenant, with or without Landlord’s consent or approval shall continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this Lease; except, however, that the Minimum Monthly Rent then in effect shall be increased by twenty percent (20%) at the commencement of any such holdover period.
17. Default and Remedies Upon Default.
     17.1 Default by Tenant. At Lessor’s election, the occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:
          (a) Any failure by Tenant to pay Minimum Monthly Rent, or to make any other payment required to be made by Tenant hereunder within ten (10) days after written notice thereof from Landlord;
          (b) The abandonment of the Premises by Tenant;

          (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the thirty (30) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such thirty (30) day period, commence to cure and thereafter diligently prosecute the same to completion;
          (d) Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, (2) a general assignment by Tenant for the benefit of creditors, or (3) any petition for adjudication of bankruptcy filed by or against Tenant under any bankruptcy act which is not dismissed within forty-five (45) days.
     17.2 Landlord’s Remedies. In the event of any default by Tenant which is not cured after notice and the expiration of such cure periods as specified in this Lease, then Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s default, including the worth at the time of award (computed in accordance with Section 1951.2 (a) (3) of the California Civil Code) of the amount by which the unpaid Minimum Monthly Rent for the balance of the Term after the time of award exceeds the amount of such Minimum Monthly Rent loss that Tenant proves could be reasonably avoided, in addition to such other rights and remedies available for such default under law or in equity. If Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all Minimum Monthly Rent as it becomes due or if Tenant has vacated the Premises, relet the Premises or any part thereof for such term or terms and at such rent and upon such other terms and conditions as Landlord may reasonably deem advisable, with the right to make alterations and repairs to the Premises.
     17.3 Default By Landlord. Except as otherwise provided herein, in the event of any actual or alleged failure, breach or default by Landlord hereunder pertaining to the Premises or the Property, Tenant shall give Landlord written notice of such default and Landlord shall not be deemed in default hereunder unless Landlord fails to diligently commence to cure such default within thirty (30) days following receipt of such written notice and thereafter diligently prosecuted the same to completion.
18. Miscellaneous.
     18.1 Captions. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.
     18.2 Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.
     18.3 Exhibits. Each writing or plan referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.
     18.4 Further Assurances. The parties hereto hereby agree to deliver, upon a party’s reasonable request from time to time, such evidence as may be requested by a party, including resolutions of a corporate board of directors, or a certificate of authorization by a partnership as may be appropriate, confirming the authority of the parties hereto to execute, deliver and perform under this Lease. Each individual signing below personally represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the party to this Lease named immediately above that individual’s signature; provided, however, that by executing this Lease, such individual shall not be deemed personally liable for any obligation under this lease.
     18.5 Notices. Any notice, statement, request, or other communication under this Lease by either party to the other shall be in writing and shall be deemed received on the date of delivery if delivered personally or on the third business day following deposit in the US mail, if sent by certified mail, return receipt requested, postage prepaid, and addressed to the parties at the addresses specified in Section 1.2 hereof, or to such other places as Landlord and Tenant may from time to time designate by written notice to the other party.
     18.6 Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorneys’ fees, costs of suit, investigation costs and discovery costs, including costs of appeal and of enforcing any judgment.
     18.7 Indemnification. Subject to and in conjunction with Section 7.2 above, Tenant shall indemnify Landlord and save Landlord harmless from any and all costs, claims, or liability in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises from whatever cause, in any way connected with Tenant’s use or possession of the Premises, including any liability for injury, death, loss or damage to Tenant, or its agents, contractors, officers, employees, customers, visitors, and persons with whom they deal. Tenant agrees to defend (with counsel approved by Landlord), indemnify and save Landlord harmless from and against any and all claims, damages, expenses, (including without limitation, attorneys’ fees and charges), suits, losses and liabilities for any death, injury, damage or loss caused by, arising from or connected with performance of this Lease or any breach by Tenant of any obligation under this Lease, or the use of the Premises or the exercise of any rights hereunder, by Tenant or any of its agents, contractors, officers, employees, customers or visitors. Notwithstanding the foregoing, nothing in this provision shall render Tenant liable for any loss or damage to property or for injury, including death, to persons to the extent caused out of the negligent or willful acts or omissions of Landlord, its agents, officers, representatives or employees. The provisions of this paragraph shall survive the termination of this Lease.
     18.8 Estoppel Certificates. Within twenty (20) days of request therefor by Landlord, Tenant shall provide a written statement acknowledging the commencement and termination dates of this Lease, that this Lease is in full force and effect, has not been modified (or if it has, stating such modifications), and providing any other pertinent information regarding the status of the lease as Landlord or its agent might reasonably request. If Tenant fails to execute such a statement within the time proscribed, then any prospective purchaser or encumbrance may presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord in the estoppel certificate presented to Tenant; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord in such estoppel certificate presented to Tenant; (iii) that not more than one month’s Minimum Monthly Rent or other charges due hereunder have been paid in advance; (iv) that Landlord is not in default under the Lease and (v) that Tenant is not in default under the lease.
     18.9 Landlord Consent. In each provision in this Lease in which Landlord’s consent is required as a condition to any act, conduct or performance by Tenant hereunder, such consent shall not be unreasonably withheld or delayed.
19. Limitation of Liability. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant’s recourse against Landlord for monetary damages will be limited to Landlord’s interest in the Building including, subject to the prior rights of any Mortgagee, Landlord’s interest in the rents of the Building and any insurance proceeds payable to Landlord.

Executed as of the date first written above.

LANDLORD:	TENANT:
Sycal Properties, Inc.	Century Theatres, Inc.
a California Corporation	a Delaware Corporation

By: /s/ Alan Steuer	By: /s/ Joseph Syufy

Alan Steuer	Joseph Syufy
Chief Financial Officer	Executive Vice President

EXHIBIT A
RENT SCHEDULE: Century Theatres, Inc.

Minimum
Monthly
Rent
February 1, 1998 - September 30, 1998	$11,000.00
October 1, 1998 - September 30, 1999	$41,942.25
October 1, 1999 - September 30, 2000	$43,200.52
October 1, 2000 - September 30, 2001	$44,496.53
October 1, 2001 - September 30, 2002	$45,831.43
October 1, 2002 - September 30, 2003	$47,206.37
October 1, 2003 - September 30, 2004	$48,622.56
October 1, 2004 - September 30, 2005	$50,081.24
October 1, 2005 - September 30, 2006	$51,583.68
October 1, 2006 - September 30, 2007	$53,131.19
October 1, 2007 - September 30, 2008	$54,725.12